Exhibit 99.3

                          UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF NEW YORK


-----------------------------------------
UNITED STATES SECURITIES AND            :
EXCHANGE COMMISSION,                    :
                                        :
                Plaintiff,              :
                                        :
                      v.                :
                                        :
AMERICAN BANKNOTE CORPORATION,          :
                                        :
                Defendant               :
-----------------------------------------

                         FINAL JUDGMENT AS TO DEFENDANT
                         AMERICAN BANKNOTE CORPORATION

          Plaintiff, the United States Securities and Exchange Commission (the "Commission") having filed its Complaint, and Defendant American Banknote Corporation ("ABN"), in the attached Consent of American Banknote Corporation ("Consent"), having entered a general appearance herein, having admitted this Court's jurisdiction over it and over the subject matter of this action, having acknowledged service of the Summons and Complaint, having waived the filing of an Answer to the Complaint, having waived the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, having waived any right it may have to appeal from the entry of this Final Judgment as to Defendant American Banknote Corporation ("Final Judgment") and, without admitting or denying the allegations of the Complaint, except as to jurisdiction, to which it admits, and without presentation of any evidence, trial, argument, or adjudication of any issue of fact or law, having consented to the entry of this Final Judgment, and it further appearing that this Court has jurisdiction over it and the subject matter hereof, and this court being fully advised in the premises:

                                       I.

          IT IS HEREBY ORDERED, ADJUDGED AND DECREED that Defendant ABN, its agents, servants, employees, and attorneys-in-fact, and all persons in active concert or participation with them who receive actual notice of this Final Judgment, and each of them, be and they hereby are permanently restrained and enjoined from, directly or indirectly, violating Section 10(b) of the Securities Exchange Act of 1934 ("Exchange Act") [15 U.S.C. ss. 78j(b)] and Exchange Act Rule 10b-5 [17 C.F.R.ss. 240.10b-5] by the use of any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange,

     (1)  to employ any device, scheme, or artifice to defraud,

     (2) to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statement made, in the light of the circumstances under which they were made, not misleading, or

     (3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sate of any security.

                                      II.


          IT IS FURTHER ORDERED, ADJUDGED AND DECREED that Defendant ABN, its agents, employees, and attorneys-in-fact, and all persons in active concert or participation with them who receive actual notice of this Final Judgment, and each of them, be and they hereby are permanently restrained and enjoined from, directly or indirectly, violating Section 17(a) of the Securities Act of 1933 ("Securities Act") [15 U.S.C ss. 77q(a)] by, in the offer or sale of any securities by the use of any means or instruments of transportation or communication in interstate commerce or by the use of the mails.

     (1)  employing any device, scheme or artifice to defraud, or

     (2) obtaining money or property by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. or

     (3) engaging in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon a purchaser.

                                      III.

          IT IS FURTHER ORDERED, ADJUDGED AND DECREED that Defendant ABN, its agents, servants, employees, and attorneys-in-fact, and all persons in active concert or participation with them who receive actual notice of this Final Judgment, and each of them, be and they hereby are permanently restrained and enjoined from, directly or indirectly, violating Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act [15 U.S.C. ss. 78m(a) and 78m(b)(2)(A) and (B)] and Exchange Act Rules 13a, 1, 13a-13, and 12b-20 [17 C.F.R. ss. 240.13a-1,
240.13a-13 and 240.12b-20], by

     (a) filing or causing to be filed with the Commission any report or statement required to be file with the Commission pursuant to Section 13(a) of the Exchange Act [15 U.S.C. ss. 78m(a)] and the rules and regulations promulgated thereunder, which contains any untrue statement of material fact which omits to state any material fact required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or which omits to disclose any information required to be disclosed; or

     (b) failing to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets; or

     (c) failing to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: transactions are executed in accordance with management's general or specific authorization; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets: access to assets is permitted only in accordance with management's general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                                      IV.

          IT IS FURTHER ORDERED, ADJUDGED AND DECREED that, notwithstanding section III(a) and (b) above, Defendant ABN may omit from any report or statement required to be filed with the Commission pursuant to Section 13(a) of the Exchange Act the presentation of, and management's discussion and analysis about, financial statements for ABN's fiscal years ended December 31, 1998, or 1999 or any quarterly period within either of such fiscal years or selected or any other required financial information for ABN's fiscal years ended December 31, 1996, 1997, 1998, or 1999.

                                       V.

          IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the attached Consent is incorporated by reference herein with the same force and effect as if fully set forth herein and that ABN shall comply with the terms of the consent.

                                      VI.

          IT IS FURTHER ORDERED, ADJUDGED AND DECREED that this Court shall retain jurisdiction of this action for all purposes, including implementation and enforcement of the terms and conditions of this Final Judgment and attached Consent.

                                      VII.

          There being no reason for delay, the Clerk of the Court is hereby directed, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, to enter this Final Judgment forthwith and without further notice.


          SO ORDERED, this 19th day of July, 2001 at Part I.


                                  UNITED STATES DISTRICT JUDGE

                                  Judge George B. Daniels

                                  THIS DOCUMENT WAS ENTERED
                                  ON THE DOCKET ON 7/23/01